Accesr

Smart Data enables everyone to control the uses of their data after it's been shared, by binding and enforcing digital contracts to data as it moves.


accesr
TODAY
Data is the last piece of the technology stack without programmatic automation
Traditional Data
Programmable Apps
Programmable Compute
Programmable Storage
Programmable Network
FUTURE
Smart Data enables Data Agility, Automation, Security, Access, and Compliance
Programmable Data
Programmable Apps
Programmable Compute
Programmable Storage
Programmable Network

Invest

$100.80 minimum investment

Deadline April 29, 2022
in a month

Share Price
$2.40

Total Raised
$20,842

Valuation
$9,858,960

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

Most people believe we cannot control our data after it's been shared - that's no longer true. Accesr's patented Smart Data Protocol (#10,600,085) enables data owners to control the uses of their data by binding digital contracts like regulations, licenses, policies, and user preferences to data as it moves. To accomplish this, we've created the Smart Data standard and platform as a service (PaaS) for binding and enforcing digital agreements to our increasingly mobile data.

PROBLEM

The documentaries CodedBias and The Social Dilemma highlighted several severe problems with our data landscape:

1. Lack of trust, transparency, and accountability of data flows and uses
2. Lack of security after data is shared or transferred to other parties
3. Lack of trust in cross-border data regulatory compliance
4. Lack of reliable enforcement of data contracts and policies between people, organizations and governments

Anticipating these problems, Internet standards bodies like the W3C and the IETF worked to bind contracts to data to create effective control architectures but Big-Tech blocked funding for this research a decade ago.

The Edge Compute & Metaverse Data Problem: No Standards-Based Solutions for Edge Data Security & Multi-Party Data Lifecycle Orchestration

Edge Computing: Places data and processing closer to the things and users interacting with each other that create and consume data. Edge Computing is the foundational infrastructure technology required to create responsive and immersive Metaverse digital experiences.

Gartner- 2021 Strategic Roadmap for Edge Computing


Business
Blurring physical and digital, new interactions, moments
Digital Business
Edge Computing
Explosion of connected, noisy, needy things
Things
IoT
Immersion
People
Immersive experiences, augmented reality
Gartner

Gartner 2021 Strategic Roadmap for Edge Computing

While Cloud Computing operates on "Big Data", Edge Computing operates on "Instant Data" generated by sensors and users in real-time to create immediate and personalized Metaverse experiences merging the physical and digital. This requires workload placement that optimizes responsiveness, autonomy, and security from cloud data centers to smart home devices, to smart factories, smart retail, smart supply chains, to smart vehicles and wearables in motion.

In advance of broad consumer awareness and demand, we're initially focusing on emergent and rapidly growing B2B use cases that involve many parties sharing the same data security and control standard. Edge Computing and Metaverse Applications require data security and orchestration based on global standards.

The Data Security Problem: No Trust
Edge devices exist outside traditional IT boundaries without physical protection and workload integrity. No standards exist for data protection, detection, and remediation across potentially compromised networks and platforms.

The Data Lifecycle Orchestration Problem: No Standard
Edge devices and data must interoperate across a growing number of organizations. The Internet of Things (IoT) includes a bewildering array of edge devices and use cases. This growing complexity amplifies security and trust problems.

ITSE Technical Report: IoT Standards Landscape details 80 standards bodies working across smart cities, living, farming, wearables, mobility, environment, and manufacturing concluding:

> "What is missing is the choice across verticals for one solution that allows for interoperability. The recommendation is to, as much as possible, adopt interoperable solutions across all verticals"
>
> ETSI

"The absence of standards creates a profit opportunity to create an open-source "de facto" global standard. A standard the Data Freedom Foundation prototyped, patented, and licensed to Accesr to productize and monetize."

—
SOLUTION

Smart Data as Metaverse Edge Security & Automation Standard

Accesr has a patented solution to address these problems. We've deliberately paired with the non-profit, Data Freedom Foundation, for frictionless global standards adoption.

What is Smart Data?

The term "SMART" means "Self-Monitoring Analysis and Reporting Technology". Smart software-defined products are capable of environmental awareness, group intelligence, and can automatically respond to internal and external events. All "SMART" devices and sensors can now interoperate using Smart Data to share, secure, and orchestrate their collective intelligence:

- Smart Cities and Homes can interoperate with Smart Healthcare to improve community health - **privately and securely**.
- Smart Retail can interoperate with Smart Homes and Smart Industries for intelligent supply chains - **privately and securely**.
- Smart Transportation can interoperate with Smart Cities and Smart Industries to optimize transportation and energy costs while minimizing emissions - **privately and securely**.

Data Containers are data files containing a single person's data:

- They're "read-only" or "Immutable" for edge caching and performance, for blockchain interoperability, and to ensure data quality, provenance, and trust.
- They're encrypted with your keys so you control access.
- They each have a unique identifier to limit the number of legitimate copies and to track all data interactions.

Smart Data Contracts define and enforce data licenses, regulations, policies, and preferences, allowing data owners to remotely control each Data Container by defining, revising and revoking:

- Who can access our data?
- When can they access our data?
- Where can they access our data?
- What questions do they ask of our data?
- How they need to protect our data?

Review, revise, or revoke your Smart Data Contracts at any time regardless of where your Data Containers are located.

Smart Data = Kubernetes for Data

Our thinking builds upon Code Containers, called Docker files which ensure application code portability across all cloud platforms. Kubernetes provides Docker Code Container Lifecycle Orchestration across all compatible clouds coordinating creation, deployment pipeline automation, status monitoring, automated reconfigurations, versioning, and eventual deletion.

data containers



Software-Defined Code
Software-Defined Data
File Standard
docker
Code Container
C-Hear
Media Container
SQLite
Data Container
Identity Containers
Orchestration Standard
kubernetes
Code Orchestration
accesr
Data & Media Orchestration

On a more granular level, Accesr's Data Container Lifecycle Orchestration provides unprecedented data control for individual data owners, controlling creation, status monitoring, versioning, deactivation for non-compliance, reactivation for compliance, and finally deleted across all compatible applications and platforms.

What Does This Mean?

1) Data Monetization
Smart Data can control and report its use, take automated protective action, and even self-destruct. Data can be monetized differently based on who, when, where, what, and how it's used.

2) Data Provenance
A Universal Unique Identifier (UUID) ensures a fixed number of legitimate copies. All data and media (NFTs) can be presented within digital experiences, secured, licensed for specific uses and universally monitored.

3) Data Compliance Automation
Smart Data enforces and automates privacy, security, and marketing compliance as well as internal data policies and regulations like GDPR and CPRA.

4) Data Remote Control
Built on Solid PODs, Master Data Controllers provide a single location for all our data transactions to tailor our approved data uses. We can allow specific people to ask specific questions about our data within specific geographies and time frames without accessing the actual data.

5) Data Self Awareness
Smart Data is capable of environmental awareness, group intelligence, and can automatically respond to internal and external events.

6) Data Trust
Smart Data reduces fear of technology by tailoring the uses of our data within exchanges we value as people and organizations, enabling an exponential increase in secure and private data exchange.

7) Data Security
Smart Data provides data trust over contested or potentially compromised networks which is a high priority for national CyberSecurity.

BUSINESS MODEL

Accesr is a Platform as a Service (PaaS) Business Model

Accesr is a subscription base general-purpose data rights management (DRM) platform providing an unprecedented array of programmable data and media access control and monetization options to all business and consumer data owners.

Accesr PaaS Business model


Technology Provider Pipeline
SQLite
C-Hear
inrupt
TODAQ
Reprivata
Partisia
QALOCATE
Platform Providers
accesr
data freedom foundation
Industry Provider Pipeline
Media & Entertainment
Smart Healthcare
Transportation Travel & Supply Chain
Smart Agriculture
Smart Cities & Utilities
Smart Retail
Manufacturing & Smart Industry
Defense CyberSecurity
Global Energy & Materials
Standards Bodies Pipeline
OMG Standards Development Organization
intel Retail Edge Program
W3C
Industry IoT Consortium
LINUX FOUNDATION
IEEE
oneM2M The IoT Standard

We believe Edge Computing is our foothold to capture early and growing revenue

In advance of the anticipated broad consumer awareness and demand, we're initially focusing on emergent and rapidly growing B2B use cases that involve many parties sharing the same data security and control standard. Vendor-Independent Edge Computing and Metaverse Applications require data security and lifecycle orchestration based on global standards.


Connected Airplanes
EDGE GATEWAY SERVER
Connected Oil Platforms
REAL-TIME ANALYTICS
TRANSACTIONAL ANALYTICS
BUSINESS INTELLIGENCE
Connected Appliances
Connected Wind Turbines
Smart Streetlights
Smart Traffic Lights
Smart Factories
EDGE GATEWAY SERVER
DATA CENTER/ CLOUD
EDGE GATEWAY SERVER
Connected Rail Systems
LATENCY NOT AN ISSUE
MEDIUM LATENCY REQUIREMENTS
LOW LATENCY REQUIREMENTS
Mobile Devices
Smart Buildings
Smart Grid
Connected Trucks
Connected Cars
EDGE GATEWAY SERVER
Gartner

Gartner 2021 Strategic Roadmap for Edge Computing- "Edge Diversity Demands Hardware Abstractions and Vendor-Independent Architectures. Open-Source Frameworks Provide Stability and Standardization for Edge Development."

As the Platform Provider for all Smart Data solutions, Accesr is contracted to collect recurring intellectual property licensing royalty from all partner solutions, recurring subscription platform usage revenue, recurring customer support revenue, as well as non-recurring consulting and service revenue.

As the intellectual property owner and standards body operator for all Smart Data solutions, Data Freedom Foundation is contracted to collect recurring intellectual property licensing royalty from all Smart Data solutions. With each successful standards body relationship, Data Freedom Foundation drives scaled adoption for Accesr solutions and all included technology partner solutions.

For-Profit Platform backed by Non-Profit Standards Body

We believe a hybrid non-profit/for-profit business model is a necessity for successful Open-Source and Blockchain platforms.

Limited Partnerships & Standards Essential Patent Opportunities

We're allowing a limited number of Technology and Industry Partners. We plan for our partners to receive early access to dev releases and early rights to co-create intellectual property in the form of Standards Essential Patents for the Smart Data Standard.

Ideal industry partners bring:

- Vertical expertise
- Large customer base
- Improved sales efficiency
- Expands market reach

Emergent platforms with Network Effects get better as they get bigger, reinforcing growth and retention as they scale. Because Smart Data requires all parties transacting data to be compatible with the Smart Data Protocol, each new customer brings their most important data relationships into Accesr's platform to become new customers.

> **"Worldwide spending on edge computing will reach $250 Billion in 2024 with a compound annual growth rate of 12.5 percent over the 2019–2024 forecast period"**
>
> *- International Data Corporation*

MARKET

Accesr aims to improve data security, compliance, and monetization across many cross-vertical markets

Data generation, processing, and consumption is rapidly shifting from central cloud computing platforms to distributed edge computing platforms for numerous industries.

cross-vertical markets


Industry
% of total edge use cases
2025 hardware value,¹ $ billion
Travel, transport, and logistics
24
~35–43
Cross-vertical
9
~32–40
Retail
10
~20–28
Media and entertainment
1
~17–25
Public sector and utilities
10
~16–24
Global energy and materials
13
~9–17
Advanced industries
10
~5–13
Healthcare
10
~5–13
Infrastructure
6
~4–11
Chemicals and agriculture
5
~4–11
Banking and insurance
1
~2–7
Consumer
4
~1–5
Total: ~$175 billion–$215 billion
¹Hardware value includes opportunity across the tech stack (ie, the sensor, on-device firmware, storage, and processor) and for a use case across the value chain (eg, including edge computers at different points of architecture).
McKinsey&Company

Explosive Growth

IBM estimates there are 15 billion edge devices today. The number is expected to grow to 55 billion by 2022 and 225 billion by 2025. This is roughly hundreds of thousands of devices per company. Countless physical things are rapidly becoming SMART and networked with software digital twins for automation and lifecycle orchestration.

SUCCESS TO DATE

- Created functional prototype used for patent applications
- Secured utility patent (#10,600,085) & one is patent-pending
- Numerous Technology Partners

> C-Hear (Media Container Foundation)
>
> SQLight (Data Container Foundation)
>
> Partisia (Advanced Cryptography Foundation)
>
> Inrupt (Solid Protocol - Master Data Controller Foundation)
>
> Reprivata (Data Ownership Legal Foundation & Data Container Security Self-Awareness)
>
> QALocate (Data Container Location Self-Awareness)
>
> TODAQ (P2P Blockchain Foundation)

Target Standards Bodies

- Linux Foundation - LF Edge
- IEEE
- Trust Computing Group
- ETSI - OneM2M
- Intel - Retail Edge
- Intel - Industrial Edge
- World Wide Web Consortium
- Industrial Internet Consortium
- Open Financial Exchange

Target Regulators

- EU Information Commissioner's Office (ICO) - GDPR Regulator
- State of California Department of Justice - CCPA & CPRA Regulator

PRESS

Medium: Smart Data & Digital Rule of Law Series:

- Creating Digital Rule of Law
- Smart Data — A Brief Timeline of Intelligent Technology
- Open Source Architecture for Smart Data and Digital Rights

2021 MIT Chief Data Officer Symposium:

- Creating Digital Rule of Law

TEAM

Management Team



Alan Rodriguez

CEO

Alan's an accomplished technology and product leader committed to solving our most important digital and human challenges. Over the last three decades, Alan's repeatedly created "impossible" technology and product platforms. From early payment platforms, to global digital supply-chains, to big-data digital marketing platforms, to self-aware and environment responsive data platforms.



Paul Roberts

Paul is an innovation driver of profitability at the intersection of business strategy, technology, and marketing. Over the past three decades Paul's teams have successfully built multiple, highly profitable, 100 million dollar to 1B plus technology product and services companies. Trusted Board Advisor & General Partner recognized for helping take two companies public.



Dennis J. Cagan

Dennis Cagan is a noted high-technology entrepreneur, executive, and board director. He has founded or co-founded over a dozen different companies, taken some public, been a CEO of both public and private companies, a venture capitalist, a private investor, a consultant, and a long-time professional board member – 66 corporate fiduciary boards. He is in the IT Hall of Fame, and his book, The Board of Directors of a Private Enterprise, released in 2017, is considered by many to be the most authoritative perspective available on private company boards and governance issues.



Matt DeKrey

Technology Architect

While leading technology architecture at an award winning digital consultancy, Matt architected and built our original Master Data Controller product while working with Paul Roberts and Alan Rodriguez. Matt has worked on high-performance consumer facing applications for over two decades and habitually creates API based products with high reliability and resilience to change that developers love to use.

Advisory Board



Adam Connaster

Founding Partner Wright Connaster

Adam is proud to be at the forefront of attorneys in the country practicing in the converging worlds of business and social impact. In addition to traditional business transactions such as M&A and investments, and the tailored services we provide to non-profits, my professional expertise includes: social entrepreneurship/innovation/enterprise and implementing the practices of conscious capitalism.



Greg Howison

Founding Partner Munck Wilson Mandala

Gregory (Greg) M. Howison is a registered U.S. Patent Attorney with more than four decades experience in intellectual property law. He specializes in the software, telecommunications, semiconductor industries and E-commerce and has prepared and obtained significant patent coverage on a number of large telecommunications networks, semiconductor devices, neural network and software systems.



Derek Strauss

Derek is a founding member of MIT's International Society for CDOs. He is a Chief Data Officer consultant having been TD Ameritrade's CDO for 5+ years. Derek has three decades of Data & Analytics experience, including Big Data, and Business Intelligence/ Data Warehousing fields.



Melanie Ensign

Melanie specialized in privacy advocacy, reputation management, media relations, consumer advocacy, incident response, and hacker relations. Melanie is a frequent conference speaker on cybersecurity, privacy, and risk. She works with all levels and disciplines within an organization to assist those responsible for protecting data.



Adena Harmon

Founder & CEO C-Hear

Adena Harmon has worked in the Social Media industry for more than a decade helping promote nonprofits and businesses using Twitter, Facebook and Pinterest. Adena envisioned a media container file format that included a single image with sound. Adena & Alan worked together to create the Data Freedom Foundation and establish a global standard for data and media monetization.



Scott Yeager

Founder & Head of Strategy Reprivata

Scott Yeager's Reprivata cyber-security platform is grounded in his three decades as an innovator who's shaped the functionality of the internet. Scott created the concept of the use of Local Area Network protocol Ethernet as a Service to interconnect company Networks via Routers which included the co-creation of "Metropolitan Area Exchange, East" (MAE-East) which fostered the commercialization of the Internet.

FAQ

What are your competitive advantages?

What key intellectual property does Accesr have? Who owns the IP?

How does Smart Data enhance or interoperate with Blockchains?

Accesr and Smart Data Roadmap?

USE OF PROCEEDS

If the offering's maximum amount of $499,999 is raised:

Use	Value	% of Proceeds
Payroll	$70,000	14.0%
Product Development	$215,499	43.1%
Intellectual Property	$50,000	10.0%
Standards Body Memberships	$30,000	6.0%
Repayment of Loan	$110,000	22.0%
Intermediary fees	$24,500	4.9%

TERMS

This is an offering of Common A Stock, under registration exemption 4(a)(6), in Accesr Inc.. This offering must raise at least $10,000 by April 29, 2022 at 9:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Accesr may issue additional securities to raise up to $499,999, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

4,316,233 shares
× $2.40 per share

$10,358,959 implied valuation

PITCH DECK



accesr
TODAY
Data is the last piece of the technology stack without programmatic automation
Traditional Data
Programmable Apps
Programmable Compute
Programmable Storage
Programmable Network
FUTURE
Smart Data enables Data Agility, Automation, Security, Access, and Compliance
This is inevitable
Programmable Data
Programmable Apps
Programmable Compute
Programmable Storage
Programmable Network

Accesr

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

Form C on November 17, 2021

Form C/A on January 18, 2022

Form C/A on February 28, 2022

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Feb 28, 2022	Filed Form C/A
Jan 18, 2022	Filed Form C/A
Nov 17, 2021	Primary offering of 208,333 shares at $2.40
Nov 17, 2021	Filed Form C

ASK A QUESTION

Proofread your comment before submitting: once it's posted, you can't edit or delete it. For the fastest help with the web site, email help@netcapital.com instead of commenting.

Type your question or comment here

Post

Looking to raise capital?
We can help turn your friends, family and customers into investors.

Learn more

Interested in more investment opportunities?
Browse all offerings currently available.

See more

hello@netcapital.com